Exhibit 10.29

AMENDED AND RESTATED

SECURITIES PURCHASE AGREEMENT

Effective as of April 9, 2026

This Amended and Restated Securities Purchase Agreement (this “Agreement”), effective as of the date first set forth above (the “Effective Date”), is entered into by and among Eos SENOLYTIX, Inc., a Delaware corporation (the “Company”), and the persons and entities (each individually a “Purchaser,” and collectively, the “Purchasers”) named on the Schedule of Purchasers attached hereto as Schedule A (the “Schedule of Purchasers”).

WHEREAS, on March 26, 2026, the Company and the Purchasers entered into that certain Securities Purchase Agreement (the “Original Agreement”) pursuant to which, amongst other things, the Purchasers committed to fund convertible promissory notes and purchase shares of Class A Common Stock of the Company;

WHEREAS, the funding of the Initial Bridge Notes under the Original Agreement did not occur on the date of the Original Agreement, but (i) One Million Dollars ($1,000,000) was transferred on behalf of the Purchasers on the Effective Date (the “First Tranche Closing Date”), and (ii) One Million Five Hundred Thousand Dollars ($1,500,000) will be transferred on behalf of the Purchasers on May 5, 2026 (the “Second Tranche Closing Date”);

WHEREAS, pursuant to the Original Agreement, the Company issued to RCM Eos HOLDINGS, LLC that certain Convertible Promissory Note, dated as of March 26, 2026, in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Original Note”);

WHEREAS, the Company and the Purchasers desire to amend and restate the Original Agreement in its entirety to, among other things, divide the Initial Closing into two tranches corresponding to the First Tranche Closing Date and the Second Tranche Closing Date, and the parties desire to cancel the Original Note and issue a replacement note reflecting the actual principal amount funded at the First Tranche Closing;

WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to issue and sell to the Purchasers, and the Purchasers wish to purchase from the Company and commit to fund, one or more convertible promissory notes and shares of Class A Common Stock of the Company, pursuant to the terms set forth herein, in exchange for the consideration (the “Consideration”) set forth opposite each Purchaser’s name on the Schedule of Purchasers, in an aggregate principal amount of not less than Eighteen Million Dollars ($18,000,000);

WHEREAS, the financings contemplated herein are being made in connection with that certain Agreement and Plan of Merger and Reorganization, dated as of March 26, 2026 (the “Merger Agreement”), by and among the Company, PULMATRIX, Inc. (“Pre-Merger PubCo”), and PUOS Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Pre-Merger PubCo (the “Merger”, and after the closing of the Merger, Pre-Merger PubCo shall be referred to as “PubCo”); and

WHEREAS, following the First Tranche Closing Date, but prior to the closing of the Merger, the Company intends to initiate another private placement for further investment into the Company, pursuant to subscription agreements for the purchase of Series A Preferred Stock in the Company (the “Series A Preferred Financing”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Agreement in its entirety and agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in this Section 1.

1.1 “Additional Bridge Notes” means convertible promissory notes in an aggregate principal amount of up to Two Million Five Hundred Thousand Dollars ($2,500,000) that may be issued to the Purchasers at the Company’s option pursuant to Section 3.2.

1.2 “Class A Common Stock” means that certain common stock of the Company, par value $0.00001 per share, with the rights set forth in the Company’s Certificate of Incorporation.

1.3 “Class B Common Stock” means that certain common stock of the Company, par value $0.00001 per share, with the rights set forth in the Company’s Certificate of Incorporation.

1.4 “Commitment Amount” means, with respect to each Purchaser, the maximum aggregate principal amount of Notes such Purchaser has committed to fund pursuant to this Agreement, as set forth opposite such Purchaser’s name on the Schedule of Purchasers.

1.5 “Common Stock” means, collectively, the Class A Common Stock and the Class B Common Stock.

1.6 “Conversion Price” means:

(a) with respect to a conversion pursuant to Section 4.1, a price per share equal to the quotient obtained by dividing (x) One Hundred Million Dollars ($100,000,000) (the “Pre-Merger Valuation”) by (y) the fully-diluted capitalization of the Company immediately prior to the closing of the Merger (calculated on an as-converted basis and including all outstanding options, warrants, and other convertible securities, but excluding any shares issuable upon conversion of the Notes);

(b) with respect to a conversion pursuant to Section 4.2, the lowest per share purchase price of Equity Securities issued in the applicable Next Equity Financing or IPO; and

(c) with respect to a conversion pursuant to Section 4.3, the fair market value per share of the Class A Common Stock as determined in good faith by the Company’s Board of Directors.

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1.7 “Conversion Shares” (for purposes of determining the type of securities issuable upon conversion of the Notes) means:

(a) with respect to a conversion pursuant to Section 4.1, shares of Class A Common Stock, which shares shall be exchanged for shares of common stock of PubCo pursuant to the Merger Agreement upon the closing of the Merger;

(b) with respect to a conversion pursuant to Section 4.2, shares of Class A Common Stock or shares of common stock of PubCo, as applicable; and

(c) with respect to a conversion pursuant to Section 4.3, shares of Class A Common Stock.

1.8 “Equity Incentive Shares” means that number of shares of the Company’s Class A Common Stock having an aggregate value of One Million Dollars ($1,000,000) as of the Initial Closing, which shall be allocated and distributed to the Purchasers in accordance with Section 3.5. The number of Equity Incentive Shares shall be determined by dividing One Million Dollars ($1,000,000) by the Conversion Price calculated in accordance with Section 1.6(a), rounded down to the nearest whole share.

1.9 “Equity Securities” means (a) Common Stock; (b) any securities conferring the right to purchase Common Stock; or (c) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) Common Stock. Notwithstanding the foregoing, the following will not be considered “Equity Securities”: (i) any security granted, issued or sold by the Company to any director, officer, employee, consultant, or adviser of the Company for the primary purpose of soliciting or retaining their services; (ii) any convertible promissory notes (including the Notes) issued by the Company; and (iii) any SAFEs issued by the Company.

1.10 “First Tranche Bridge Notes” means that certain Convertible Promissory Note, dated as of the First Tranche Closing Date, attached hereto as Exhibit A-1, issued in replacement of the Original Note in an aggregate principal amount of One Million Dollars ($1,000,000).

1.11 “Initial Bridge Notes” means, collectively, the First Tranche Bridge Notes and the Second Tranche Bridge Notes, in an aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000).

1.12 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.13 “Investment Amount” means the aggregate committed investment amount of not less than Eighteen Million Dollars ($18,000,000), to be invested by the Purchasers in Securities pursuant to this Agreement.

1.14 “Maturity Date” means the date that is eighteen (18) months following the First Tranche Closing Date.

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1.15 “Merger Approval” means, in connection with the Merger, (i) the approval by the Securities and Exchange Commission of the Merger; (ii) the approval of the Merger and the associated listing of PubCo’s securities by Nasdaq in connection with the Merger; and (iii) any other approvals or consents otherwise required in order to satisfy the closing conditions set forth in the Merger Agreement.

1.16 “Nasdaq” means the Nasdaq Stock Market.

1.17 “Next Equity Financing” means, other than the Series A Preferred Financing, the next sale (or series of related sales) by the Company of its Equity Securities following the date of this Agreement, in one or more offerings relying on Section 4(a)(2) of the Securities Act or Regulation D thereunder for exemption from the registration requirements of Section 5 of the Securities Act, with the principal purpose of raising capital and from which the Company receives aggregate gross proceeds of not less than Fourteen Million Dollars ($14,000,000.00) (excluding the aggregate principal amount of the Notes).

1.18 “Notes” means that certain Convertible Promissory Note, dated as of the First Tranche Closing Date, attached hereto as Exhibit A-1, and any promissory notes issued to each Purchaser pursuant to Section 2, in substantially the form attached hereto as Exhibit A-2.

1.19 “Requisite Noteholders” means the holders of a majority-in-interest of the aggregate principal amount of the Notes.

1.20 “SAFE” means any simple agreement for future equity (or other similar agreement) that is issued by the Company for bona fide financing purposes and that may convert into the Company’s capital stock in accordance with its terms.

1.21 “Second Tranche Bridge Notes” means the convertible promissory notes to be issued to the Purchasers at the Second Tranche Closing in substantially the form attached hereto as Exhibit A-2, in an aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000).

1.22 “Securities Act” means the Securities Act of 1933, as amended.

2. Purchase and Sale of Notes and Class A Common Stock; Commitment. In exchange for the Consideration paid by each Purchaser, the Company will sell and issue to each Purchaser one or more Notes and Class A Common Stock pursuant to the terms set forth herein. Each Note will have a principal balance equal to that portion of the Consideration paid by the Purchaser for one or more Notes (as applicable), as set forth opposite the Purchaser’s name on the Schedule of Purchasers. Each Purchaser hereby irrevocably commits to fund its Commitment Amount in accordance with the terms of this Agreement.

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3. Closings.

3.1 Initial Closing. The initial closing of the sale of the Initial Bridge Notes (the “Initial Closing”) will take place remotely and shall occur in two tranches as follows:

(a) First Tranche Closing. On the First Tranche Closing Date, the Company received One Million Dollars ($1,000,000) on behalf of RCM Eos HOLDINGS, LLC (being the sole Purchaser as of the First Tranche Closing Date). In connection therewith, the Company cancelled the Original Note and issued to RCM Eos HOLDINGS, LLC that certain Convertible Promissory Note, attached hereto as Exhibit A-1, in the aggregate principal amount of One Million Dollars ($1,000,000) in replacement thereof (the “First Tranche Closing”).

(b) Second Tranche Closing. On the Second Tranche Closing Date, the Purchasers shall deliver, or cause to be delivered, to the Company One Million Five Hundred Thousand Dollars ($1,500,000), and the Company shall deliver to the Purchasers, based on each Purchaser’s Commitment Amount relative to the aggregate Commitment Amounts of all Purchasers, one or more executed Second Tranche Bridge Notes in substantially the form attached hereto as Exhibit A-2, in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) in return for the respective Consideration to be provided to the Company (the “Second Tranche Closing”).

3.2 Additional Bridge Notes Closing. Notwithstanding anything to the contrary herein, the Company may only deliver written notice to the Purchasers requiring the Purchasers to fund Additional Bridge Notes pursuant to this Section 3.2 if, prior to the date that is three (3) months following the Initial Closing, the Company has not received aggregate proceeds of Two Million Five Hundred Thousand Dollars ($2,500,000) or more from any closings of the Series A Preferred Financing. If, prior to such date, the Company has received proceeds from closings of the Series A Preferred Financing in an aggregate amount less than Two Million Five Hundred Thousand Dollars ($2,500,000), the Company may deliver written notice to the Purchasers requiring the Purchasers to fund Additional Bridge Notes in an aggregate principal amount equal to the difference between Two Million Five Hundred Thousand Dollars ($2,500,000) and the aggregate amount of proceeds actually received by the Company from closings of the Series A Preferred Financing as of the date of such notice. Upon receipt of such notice, each Purchaser shall fund its pro rata share of such amount (based on such Purchaser’s Commitment Amount relative to the aggregate Commitment Amounts of all Purchasers) within five (5) business days of such notice, and the Company shall issue to each such Purchaser Additional Bridge Notes in the aggregate principal amount equal to such Purchaser’s funded amount. If the Company does not exercise this option within such three (3) month period, the obligations set forth in this Section 3.2 shall be deemed terminated and the obligations of the Purchasers under this Section 3.2 shall cease and be of no further force or effect; provided, however, that the foregoing shall not affect the Purchasers’ obligations set forth in Section 3.3.

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3.3 Mandatory Funding Closing. Upon receipt by the Purchasers of written notice from the Company that Merger Approval has occurred, each Purchaser shall fund its pro rata share (based on such Purchaser’s Commitment Amount relative to the aggregate Commitment Amounts of all Purchasers) of the Mandatory Funding Amount within five (5) business days of such notice; provided, however, that if, as of the date of such notice, the Company has received aggregate proceeds from the Series A Preferred Financing equal to or greater than Fifteen Million Five Hundred Thousand Dollars ($15,500,000) less any amounts funded by the Purchasers pursuant to Section 3.2, the Purchasers shall have no obligation to fund any amounts pursuant to this Section 3.3. For purposes of this Section 3.3, the “Mandatory Funding Amount” means an amount equal to (i) Eighteen Million Dollars ($18,000,000), minus (ii) the aggregate amounts funded by the Purchasers pursuant to Sections 3.1 and 3.2, minus (iii) the aggregate proceeds actually received by the Company from the Series A Preferred Financing as of the date of the Merger Approval notice. Such funds shall be used to purchase shares of Class A Common Stock of the Company, which shares shall be exchanged for shares of common stock of PubCo pursuant to the Merger Agreement upon the closing of the Merger.

3.4 Additional Purchasers. At any time within sixty (60) days following the issuance of the Initial Bridge Notes, with the prior written consent of the Company, additional purchasers (each, an “Additional Purchaser”) may become parties to this Agreement by executing and delivering to the Company a joinder agreement in substantially the form attached hereto as Exhibit B (a “Joinder Agreement”). Upon execution of a Joinder Agreement, each Additional Purchaser shall be deemed to be a “Purchaser” for all purposes of this Agreement, shall be bound by all of the terms, conditions, and obligations applicable to the Purchasers hereunder, and shall be entitled to all of the rights and benefits of a Purchaser hereunder. The Schedule of Purchasers shall be deemed amended to include each Additional Purchaser and such Additional Purchaser’s Commitment Amount. Upon the admission of any Additional Purchaser, the Commitment Amount of each existing Purchaser shall be automatically reduced on a pro rata basis (based on such existing Purchaser’s Commitment Amount relative to the aggregate Commitment Amounts of all existing Purchasers immediately prior to such admission) by an amount equal to the Additional Purchaser’s Commitment Amount. As a condition to becoming a party to this Agreement, each Additional Purchaser shall, concurrently with the execution and delivery of its Joinder Agreement, fund to the Company an amount equal to such Additional Purchaser’s pro rata share (based on such Additional Purchaser’s Commitment Amount relative to the aggregate Commitment Amounts of all Purchasers immediately following such admission) of all amounts previously funded to the Company by the existing Purchasers pursuant to Sections 3.1 and 3.2 as of the date of such admission (the “Initial Funding Contribution”). The Company shall use the proceeds of each Additional Purchaser’s Initial Funding Contribution to refund to the existing Purchasers the amounts funded by such existing Purchasers in excess of their reduced Commitment Amounts as a result of the admission of such Additional Purchaser, together with any accrued interest thereon calculated at the rate applicable to the Notes. Such refunds shall be made promptly, and in any event within ten (10) business days following such admission. Upon any such refund, the outstanding principal amount of each Note held by such existing Purchaser shall be automatically reduced by the amount so refunded (excluding the accrued interest portion of such refund), and the Company shall, upon request of such Purchaser, cancel the original Note and issue a replacement Note reflecting the reduced principal amount.

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3.5 Equity Incentive Shares.

(a) Allocation and Distribution. Promptly following the expiration of the sixty (60) day period after the issuance of the Initial Bridge Notes (the “Joinder Period”), the Company shall allocate and distribute the Equity Incentive Shares pro rata among all Purchasers who are parties to this Agreement (whether as original signatories or by execution of a Joinder Agreement during the Joinder Period), based on each such Purchaser’s Commitment Amount relative to the aggregate Commitment Amounts of all such Purchasers as of the end of the Joinder Period as an origination fee to the Purchasers for originating the purchases contemplated by this Agreement.

(b) Forfeiture for Failure to Fund. If any Purchaser fails to fund any portion of its required Commitment Amount when due in accordance with this Agreement (a “Defaulting Purchaser”), such Defaulting Purchaser’s right to receive any Equity Incentive Shares (whether allocated but not yet distributed, or already distributed to such Defaulting Purchaser) shall be automatically forfeited without any further action by the Company or any other party. Any Equity Incentive Shares so forfeited (or, if already distributed to the Defaulting Purchaser, an equivalent number of shares of Class A Common Stock) shall be reallocated and re-issued by the Company to the non-defaulting Purchasers who have funded their required Commitment Amounts, pro rata based on their respective Commitment Amounts. The Company shall effect such re-issuance promptly, and in any event within thirty (30) days following the forfeiture. The Company shall have the right to recover from any Defaulting Purchaser any Equity Incentive Shares previously distributed to such Defaulting Purchaser, and each Purchaser hereby agrees to promptly return to the Company any Equity Incentive Shares upon becoming a Defaulting Purchaser. Each Purchaser hereby irrevocably appoints the Company and any officer of the Company as such Purchaser’s true and lawful attorney-in-fact and agent, with full power of substitution, to act on behalf of such Purchaser to effectuate the forfeiture and re-issuance of Equity Incentive Shares pursuant to this Section 3.5(b), including without limitation to (i) execute and deliver any stock powers, assignments, or other instruments of transfer, (ii) cancel any certificates representing Equity Incentive Shares held by a Defaulting Purchaser, (iii) instruct the Company’s transfer agent to effect any transfers or re-issuances on the Company’s books and records, and (iv) take any and all other actions necessary or desirable to effectuate the forfeiture, recovery, and re-issuance of Equity Incentive Shares as contemplated by this Section 3.5(b). This power of attorney is coupled with an interest, shall be irrevocable, and shall survive the death, incapacity, dissolution, or bankruptcy of any Purchaser. Each Purchaser acknowledges and agrees that the forfeiture, reallocation, and re-issuance provisions set forth in this Section 3.5(b) are a material inducement to the Company and the other Purchasers to enter into this Agreement.

4. Note Conversion. Each Note will be convertible into Conversion Shares pursuant to this Section 4.

4.1 Merger Conversion. Immediately prior to the closing of the Merger, the outstanding principal balance and all accrued and unpaid interest on each Note shall automatically convert into Conversion Shares (being shares of Class A Common Stock of the Company). The number of Conversion Shares issuable upon such conversion shall equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and all accrued and unpaid interest under each converting Note on the date of conversion by (y) the applicable Conversion Price. Such Conversion Shares shall, immediately upon issuance and simultaneously with the closing of the Merger, be exchanged for shares of common stock of PubCo in accordance with the Exchange Ratio (as defined in the Merger Agreement) and other terms set forth in the Merger Agreement, on the same basis as all other shares of Class A Common Stock of the Company.

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4.2 Alternative Conversion. In the event that the Merger has not been consummated prior to the Maturity Date, the Company may, in its sole discretion, elect to convert the outstanding principal balance and all accrued and unpaid interest on each Note into Conversion Shares upon the earlier of: (a) the closing of an IPO; or (b) the closing of a Next Equity Financing. The number of Conversion Shares issuable upon such conversion shall equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and all accrued and unpaid interest under each converting Note on the date of conversion by (y) the applicable Conversion Price.

4.3 Maturity Conversion. If the Notes have not been converted pursuant to Section 4.1 or Section 4.2 and have not been prepaid pursuant to Section 4.4 prior to the Maturity Date, at the election of the Company, each Note will convert into that number of Conversion Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest of such Note on the date of such conversion by (y) the applicable Conversion Price.

4.4 Prepayment Option. At any time prior to the conversion of the Notes pursuant to Section 4.1, Section 4.2, or Section 4.3, the Company may, in its sole discretion, prepay all (but not less than all) of the outstanding principal balance and all accrued and unpaid interest on all outstanding Notes. The Company shall provide written notice to the holders of the Notes at least ten (10) days prior to any such prepayment. Upon any such prepayment in full of the Notes prior to the conversion of the Notes pursuant to Section 4.1 and provided that the Company has actually received funds in connection with the Series A Preferred Financing of no less than Eighteen Million Dollars ($18,000,000.00), this Agreement and the Purchasers’ obligations set forth herein shall cease and be of no further force or effect. Notwithstanding the foregoing or anything else contained herein and for the avoidance of doubt: (a) provided the Merger Agreement has not been terminated or expired on its own terms prior to any prepayment of the Notes in accordance with this Agreement, any prepayment of the Notes in accordance with this Section 4.4 shall be prohibited if the Company has not received purchase commitments for $18,000,000.00 or more pursuant to the Series A Preferred Financing or any other financing facility of the Company.

4.5 Mechanics of Conversion.

(a) Financing Agreements. Each Purchaser acknowledges that the conversion of the Notes into Conversion Shares pursuant to Section 4.1 may require such Purchaser’s execution of certain agreements relating to the purchase and sale of the Conversion Shares, as well as registration rights, rights of first refusal and co-sale, rights of first offer, and voting rights, if any, relating to such securities (collectively, the “Financing Agreements”). Each Purchaser agrees to execute all of the Financing Agreements in connection with the Merger or any alternative conversion.

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(b) Certificates. As promptly as practicable after the conversion of each Note and the issuance of the Conversion Shares (and, in the case of a conversion pursuant to Section 4.1, following the exchange of such Conversion Shares for shares of common stock of PubCo pursuant to the Merger Agreement), the Company or PubCo, as applicable (at its expense), will issue and deliver to the holder thereof a certificate or certificates evidencing the applicable shares (if certificated), or if such shares are not certificated, will deliver a true and correct copy of an excerpt of the applicable company’s share register reflecting such shares held by such holder. The Company will not be required to issue or deliver the Conversion Shares until the holder of such Note has surrendered the Note to the Company (or provided an instrument of cancellation or affidavit of loss). The conversion of the Notes pursuant to Section 4.1 shall be contingent upon and effective immediately prior to the closing of the Merger.

5. Representations and Warranties of the Company. In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to the Purchasers as follows:

5.1 Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

5.2 Authorization and Enforceability. Except for the authorization and issuance of the Conversion Shares, all corporate action has been taken on the part of the Company and its officers, directors, and stockholders necessary for the authorization, execution, and delivery of this Agreement and the Notes. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Notes valid and enforceable in accordance with their terms.

6. Representations and Warranties of the Purchasers. In connection with the transactions contemplated by this Agreement, each Purchaser, severally and not jointly, hereby represents and warrants to the Company (and any successor or assign of the Company) as follows:

6.1 Authorization. Each Purchaser has full power and authority (and, if such Purchaser is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by each Purchaser, will constitute such Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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6.2 Purchase Entirely for Own Account. Each Purchaser acknowledges that this Agreement is made with the Purchaser in reliance upon its representation to the Company, which the Purchaser confirms by executing this Agreement, that the Notes, the Conversion Shares, and any Class A Common Stock issuable upon conversion of the Conversion Shares (collectively, the “Securities”) will be acquired for investment for the Purchaser’s own account, not as a nominee or agent (unless otherwise specified on such Purchaser’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Purchaser further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the Securities. If other than an individual, each Purchaser also represents it has not been organized solely for the purpose of acquiring the Securities.

6.3 Disclosure of Information; Non-Reliance. Each Purchaser acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. Each Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. Each Purchaser confirms that the Company has not given any guarantee or representation as to the potential success, return, effect, or benefit (either legal, regulatory, tax, financial, accounting, or otherwise) of an investment in the Securities. In deciding to purchase the Securities, each Purchaser is not relying on the advice or recommendations of the Company and each Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for the Purchaser. Each Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

6.4 Investment Experience. Each Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment (including the loss of the entire investment made by such Purchaser), and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

6.5 Accredited Investor. Each Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Each Purchaser agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

6.6 Restricted Securities. Each Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act or any state securities laws, by reason of specific exemptions under the provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of each Purchaser’s representations as expressed herein. Each Purchaser understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, such Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (“SEC”) and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of such Purchaser’s control, and which the Company is under no obligation, and may not be able, to satisfy.

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6.7 No Public Market. Each Purchaser understands that no public market exists as of the date of this Agreement for the Securities and that the Company has made no assurances that a public market will ever exist for the Securities.

6.8 No General Solicitation. Each Purchaser, and its officers, directors, employees, agents, stockholders, or partners have not either directly or indirectly, including through a broker or finder, solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Each Purchaser acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

6.9 Residence. If the Purchaser is an individual, the Purchaser resides in the state or province identified in the address shown on its signature page hereto. If the Purchaser is a partnership, corporation, limited liability company, or other entity, its principal place of business is located in the state or province identified in the address shown on its signature page hereto.

6.10 Foreign Investors. If a Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. Each such Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such Purchaser’s jurisdiction. Each such Purchaser acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.

6.11 No “Bad Actor” Disqualification. Each Purchaser represents and warrants that neither (A) such Purchaser nor (B) any entity that controls such Purchaser or is under the control of, or under common control with, such Purchaser, is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed in writing in reasonable detail to the Company. Each Purchaser represents that it has exercised reasonable care to determine the accuracy of the representation made by such Purchaser in this paragraph and agrees to notify the Company if such Purchaser becomes aware of any fact that makes the representation given by such Purchaser hereunder inaccurate.

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6.12 Opportunity to Consult with Counsel. Each Purchaser acknowledges and agrees that (a) such Purchaser has had the opportunity to consult with legal, tax, and financial advisors of its own choosing regarding this Agreement, the Notes, and the transactions contemplated hereby, (b) such Purchaser has read and understands this Agreement and the Notes, (c) such Purchaser has had the opportunity to ask questions of, and receive answers from, the Company and its representatives concerning the terms and conditions of this Agreement and the transactions contemplated hereby, and (d) such Purchaser is not relying on any statement, representation, or warranty, oral or written, express or implied, made by the Company or any of its affiliates, representatives, agents, or counsel, except as expressly set forth in this Agreement. Each Purchaser further acknowledges that the Company has been represented by legal counsel in connection with the preparation and negotiation of this Agreement and the Notes, that such counsel has represented only the Company and not any Purchaser, and that such Purchaser has not relied upon any legal, tax, or financial advice from the Company or its counsel.

7. Miscellaneous.

7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Requisite Noteholders. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Choice of Law. This Agreement and the Notes, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

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7.3 Forum Selection. Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the Superior Court of the State of Delaware), and any appellate court therefrom, or, if no state court has proper jurisdiction, the federal courts of the United States of America located in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement, the Notes, or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such courts. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement, the Notes, or the transactions contemplated hereby or thereby in the courts referred to in this Section 7.3. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party irrevocably consents to service of process in the manner provided for notices in Section 7.6 of this Agreement. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by applicable law.

7.4 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number, or other address as subsequently modified by written notice given in accordance with this Section 7.6).

7.7 No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay or receive any finder’s fee, broker’s fee, or commission in connection (directly or indirectly) with the transactions contemplated by this Agreement. Each Purchaser agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible.

7.8 Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

7.9 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

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7.10 Entire Agreement; Amendments and Waivers. This Agreement, the Notes, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales. Notwithstanding the foregoing, any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Requisite Noteholders; provided, however, that no such amendment or waiver shall treat any Purchaser or holder of Notes differently from any other Purchaser or holder of Notes without the prior written consent of such adversely affected Purchaser or holder. Any waiver or amendment effected in accordance with this Section 7.10 will be binding upon each party to this Agreement and each holder of a Note purchased under this Agreement then outstanding and each future holder of all such Notes.

7.11 Effect of Amendment or Waiver. Each Purchaser acknowledges and agrees that by the operation of Section 7.10 hereof, the Requisite Noteholders will have the right and power to diminish or eliminate all rights of such Purchaser under this Agreement and each Note issued to such Purchaser; provided, however, that no amendment or waiver may treat any Purchaser or holder of Notes differently from any other Purchaser or holder of Notes (including with respect to the diminishment or elimination of rights) without the prior written consent of such adversely affected Purchaser or holder.

7.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms.

7.13 Transfer Restrictions.

(a) “Market Stand-Off” Agreement. Each Purchaser hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s first IPO of its Common Stock under the Securities Act, and ending on the date specified by the Company and the managing underwriter(s) (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports, and (ii) analyst recommendations and opinions): (A) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Class A Common Stock (whether such shares or any such securities are then owned by the Purchaser or are thereafter acquired); or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities; whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Class A Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 7.13(a) will: (x) apply only to the IPO and will not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement; (y) not apply to the transfer of any shares to any trust for the direct or indirect benefit of the Purchaser or the immediate family of the Purchaser, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer will not involve a disposition for value; and (z) be applicable to the Purchasers only if all officers and directors of the Company are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than 5% of the outstanding Common Stock. Notwithstanding anything herein to the contrary (including Section 7.1), the underwriters in connection with the IPO are intended third-party beneficiaries of this Section 7.13(a) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Purchaser further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with the IPO that are consistent with this Section 7.13(a) or that are necessary to give further effect thereto.

(b) Merger Lock-Up Agreement. Each Purchaser hereby agrees that, upon the conversion of the Notes into shares of Class A Common Stock of the Company and the subsequent exchange of such shares for shares of common stock of PubCo pursuant to Section 4.1 and the Merger Agreement, such Purchaser will not, without the prior written consent of PubCo (or, if applicable, the managing underwriter(s) in connection with any public offering of PubCo securities occurring concurrently with or following the Merger), during the period commencing on the closing date of the Merger and ending on the date that is one hundred eighty (180) days following such closing date (or such longer period as may be required by PubCo, any underwriter, or Nasdaq in connection with the Merger or any related public offering): (A) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of PubCo received in exchange for Conversion Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for such shares (whether such shares or any such securities are then owned by the Purchaser or are thereafter acquired); or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities; whether any such transaction described in clause (A) or (B) above is to be settled by delivery of PubCo common stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 7.13(b) will not apply to: (x) any transfer to any trust for the direct or indirect benefit of the Purchaser or the immediate family of the Purchaser, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer will not involve a disposition for value; or (y) transfers by gift, will, or intestate succession to any spouse or lineal descendants or ancestors, provided that such transferee agrees in writing to be bound by this Section 7.13(b). Each Purchaser further agrees to execute such lock-up agreements or other documents as may be reasonably requested by PubCo, any underwriter, or Nasdaq in connection with the Merger that are consistent with or more restrictive than this Section 7.13(b). PubCo is an intended third-party beneficiary of this Section 7.13(b) and will have the right, power and authority to enforce the provisions hereof as though it were a party hereto.

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In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to each Purchaser’s registrable securities of the Company (and the Company shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Purchaser agrees that a legend reading substantially as follows will be placed on all certificates representing all of such Purchaser’s registrable securities of the Company:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD BEGINNING ON THE EFFECTIVE DATE OF THE COMPANY’S MERGER / REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.

(c) Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth in this Agreement, each Purchaser agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to make the representations and warranties set out in Section 6 and the undertaking set out in Section 7.13(a) and Section 7.13(b) of this Agreement and:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement; or

(ii) such Purchaser has (A) notified the Company of the proposed disposition; (B) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (C) if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act.

Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to a partner (or retired partner) or member (or retired member) of the Purchaser in accordance with partnership or limited liability company interests, or transfers by gift, will, or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Purchasers hereunder. Each Purchaser agrees that it will not make any disposition of any of the Securities to the Company’s competitors or their respective affiliates, as determined in good faith by the Company.

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(d) Legends. Each Purchaser understands and acknowledges that the Securities may bear the following legend:

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

7.14 Exculpation among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, corporation, or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser, nor the controlling persons, officers, directors, partners, agents, stockholders, or employees of any other Purchaser, will be liable for any action heretofore or hereafter taken or not taken by any of them in connection with the purchase and sale of the Securities.

7.15 Acknowledgment. It is acknowledged that each Purchaser will be entitled to the benefit of all adjustments in the number of shares of the Company’s capital stock as a result of any splits, recapitalizations, combinations, or other similar transactions affecting the Company’s capital stock underlying the Conversion Shares that occur prior to the conversion of the Notes.

7.16 Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the full intent and purpose of this Agreement and the Notes and any agreements executed in connection herewith, and to comply with state or federal securities laws or other regulatory approvals.

7.17 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO, AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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7.18 Tax Responsibility and Withholding. Each Purchaser acknowledges and agrees that the transactions contemplated by this Agreement, including without limitation the receipt of Equity Incentive Shares, the purchase and holding of the Notes, the conversion of the Notes into Conversion Shares, and the exchange of Conversion Shares for shares of common stock of PubCo, may result in taxable income or other tax consequences to such Purchaser for U.S. federal, state, local, or foreign tax purposes. Each Purchaser shall be solely responsible for and shall pay when due all taxes (including any interest and penalties thereon) of whatever kind or nature that may be imposed on such Purchaser as a result of or in connection with this Agreement or the transactions contemplated hereby, including without limitation any taxes arising from the receipt, ownership, conversion, exchange, or disposition of the Equity Incentive Shares, the Notes, the Conversion Shares, or any other securities received hereunder. The Company makes no representations or warranties regarding the tax treatment or tax consequences to any Purchaser resulting from any transaction contemplated by this Agreement. Each Purchaser agrees that the Company shall have the right, but not the obligation, to withhold from any distribution of Equity Incentive Shares, Conversion Shares, or other securities or amounts deliverable to such Purchaser hereunder, or to require such Purchaser to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local, or foreign tax withholding requirements. If the Company elects to satisfy any such withholding obligation by withholding a number of shares otherwise deliverable to such Purchaser, such Purchaser agrees that the Company may withhold shares having a fair market value (as determined in good faith by the Company’s Board of Directors) equal to the minimum amount required to be withheld. Each Purchaser hereby consents to any such withholding and agrees that the Company shall not be liable to such Purchaser for any withholding made in accordance with this Section 7.18. Each Purchaser further agrees to indemnify, defend, and hold harmless the Company and its officers, directors, employees, and agents from and against any and all claims, liabilities, losses, damages, costs, and expenses (including reasonable attorneys’ fees) arising out of or related to (i) such Purchaser’s failure to pay any taxes required to be paid in connection with the transactions contemplated by this Agreement, or (ii) any claim that the Company failed to properly withhold or report any taxes in connection with any transaction contemplated by this Agreement, except to the extent resulting from the Company’s gross negligence or willful misconduct.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

EOS SENOLYTIX, INC.

By
Name:	Kevin Slawin
Title:	Chief Executive Officer

Address:
2710 Reed Rd., Ste 160
Houston, TX 77051

Email Address:
kslawin@eossenolytix.com

RCM EOS HOLDINGS, LLC

By:	Rapha Capital Management, LLC, its manager

By:
Name:	Kevin Slawin, M.D.
Title:	President

Address:
2710 Reed Rd., Ste 160
Houston, TX 7751

Email Address: kslawin@eossenolytix.com

[Amended and Restated Securities Purchase Agreement]

SCHEDULE A - SCHEDULE OF Purchasers

First Tranche Closing Date: April 9, 2026

Purchaser	Commitment Amount	Funded Amounts
RCM Eos HOLDINGS, LLC	$18,000,000.00	$1,000,000.00
TOTAL	$18,000,000.00	$1,000,000.00

Subsequent Closing Date:

Purchaser	Commitment Amount	Funded Amounts
	$0.00	$0.00
TOTAL	$0.00	$0.00

EXHIBIT A-1

Convertible Promissory Note

[Attached.]

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE

No. CN-02	Date of Issuance

US$1,000,000	April 9, 2026

FOR VALUE RECEIVED, Eos SENOLYTIX, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of RCM Eos HOLDINGS, LLC (the “Holder”), the principal sum of US$1,000,000, together with interest thereon from the date of this Note. Interest will accrue at a simple rate of eight percent (8%) per annum, payable at maturity. Unless earlier converted into Conversion Shares pursuant to Section 4 of that certain Amended and Restated Securities Purchase Agreement, dated April 9, 2026, by and among the Company, the Holder and the other parties thereto (as may be amended and/or modified from time to time in accordance therewith, the “Purchase Agreement”), the principal and accrued interest of this Note will be due and payable by the Company on the Maturity Date.

This Convertible Promissory Note (this “Note”) is one of a series of Notes issued pursuant to the Purchase Agreement, and capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement. This Note is issued in replacement of that certain Convertible Promissory Note, dated as of March 26, 2026, issued by the Company to the Holder, which has been cancelled.

1. Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. The Company may prepay the principal and accrued interest on this Note at any time in accordance with Section 4.4 of the Purchase Agreement.

2. Security. This Note is a general unsecured obligation of the Company.

3. Conversion of the Notes. This Note and any amounts due hereunder will be convertible into Conversion Shares in accordance with the terms of Section 4 of the Purchase Agreement.

4. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice among the Company and the Holder will be governed by the terms of the Purchase Agreement.

5. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Requisite Noteholders. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Purchasers (or their respective successors or assigns).

6. Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

7. Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.

8. Transfer of Notes. This Note may not be transferred without the prior written consent of the Company.

9. Events of Default. If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Requisite Noteholders and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (ii) or (iii) below), this Note shall accelerate, and all principal and unpaid accrued interest shall become due and payable. In addition, upon the occurrence and during the continuance of any Event of Default, the outstanding principal balance of this Note shall bear interest at a rate equal to fifteen percent (15%) per annum (the “Default Rate”), in lieu of the interest rate otherwise applicable to this Note, from the date of such Event of Default until such Event of Default is cured or waived or this Note is paid in full, whichever occurs first. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i) the Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(ii) the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(iii) an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).

10. Company Waiver; Delays and Omissions. The Company hereby waives demand, notice, presentment, protest and notice of dishonor. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

11. Choice of Law. This Note, and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute, will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

12. Approval. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company’s execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family or household purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned party has executed this Note, effective as of the date first set forth above.

EOS SENOLYTIX, INC.

By:
Name:	Kevin Slawin
Title:	Chief Executive Officer

[Signature Page to Convertible Promissory Note]

EXHIBIT A-2

Form of Convertible Promissory Note

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE

No. CN-[NUMBER]	Date of Issuance

US$[PRINCIPAL AMOUNT]	[DATE]

FOR VALUE RECEIVED, Eos SENOLYTIX, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [PURCHASER NAME] (the “Holder”), the principal sum of US$[PRINCIPAL AMOUNT], together with interest thereon from the date of this Note. Interest will accrue at a simple rate of eight percent (8%) per annum, payable at maturity. Unless earlier converted into Conversion Shares pursuant to Section 4 of that certain Amended and Restated Securities Purchase Agreement, dated April 9, 2026, by and among the Company, the Holder and the other parties thereto (as may be amended and/or modified from time to time in accordance therewith, the “Purchase Agreement”), the principal and accrued interest of this Note will be due and payable by the Company on the Maturity Date.

This Convertible Promissory Note (this “Note”) is one of a series of Notes issued pursuant to the Purchase Agreement, and capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement.

1. Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. The Company may prepay the principal and accrued interest on this Note at any time in accordance with Section 4.4 of the Purchase Agreement.

2. Security. This Note is a general unsecured obligation of the Company.

3. Conversion of the Notes. This Note and any amounts due hereunder will be convertible into Conversion Shares in accordance with the terms of Section 4 of the Purchase Agreement.

4. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice among the Company and the Holder will be governed by the terms of the Purchase Agreement.

5. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Requisite Noteholders. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Purchasers (or their respective successors or assigns).

6. Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

7. Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.

8. Transfer of Notes. This Note may not be transferred without the prior written consent of the Company.

9. Events of Default. If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Requisite Noteholders and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (ii) or (iii) below), this Note shall accelerate, and all principal and unpaid accrued interest shall become due and payable. In addition, upon the occurrence and during the continuance of any Event of Default, the outstanding principal balance of this Note shall bear interest at a rate equal to fifteen percent (15%) per annum (the “Default Rate”), in lieu of the interest rate otherwise applicable to this Note, from the date of such Event of Default until such Event of Default is cured or waived or this Note is paid in full, whichever occurs first. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i) the Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(ii) the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(iii) an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).

10. Company Waiver; Delays and Omissions. The Company hereby waives demand, notice, presentment, protest and notice of dishonor. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

11. Choice of Law. This Note, and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute, will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

12. Approval. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company’s execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family or household purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned party has executed this Note as of the date first set forth above.

EOS SENOLYTIX, INC.

By:	/s/ Kevin Slawin
Name:	Kevin Slawin
Title:	Chief Executive Officer

EXHIBIT B

Form of Joinder Agreement

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder”) is executed as of [DATE] by the undersigned (the “Additional Purchaser”) and delivered to Eos SENOLYTIX, Inc., a Delaware corporation (the “Company”), pursuant to that certain Amended and Restated Securities Purchase Agreement, dated as of April 9, 2026 (as amended from time to time, the “Purchase Agreement”), by and among the Company and the Purchasers named therein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

1.	Joinder to Purchase Agreement. The Additional Purchaser hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all exhibits and schedules thereto. By executing and delivering this Joinder to the Company, the Additional Purchaser hereby becomes a party to, and agrees to be bound by and subject to all of the terms, conditions, and obligations of, the Purchase Agreement as a “Purchaser” thereunder, with the same force and effect as if originally named therein as a Purchaser.

2.	Commitment Amount; Pro Rata Adjustment; Initial Funding Contribution. The Additional Purchaser’s Commitment Amount is set forth on the signature page hereto. The Schedule of Purchasers attached to the Purchase Agreement shall be deemed amended to include the Additional Purchaser and such Commitment Amount. The Additional Purchaser acknowledges that, pursuant to Section 3.4 of the Purchase Agreement, upon execution of this Joinder, the Commitment Amount of each existing Purchaser shall be automatically reduced on a pro rata basis by an amount equal to the Additional Purchaser’s Commitment Amount. Concurrently with the execution and delivery of this Joinder, the Additional Purchaser shall fund to the Company an amount equal to its pro rata share (based on the Additional Purchaser’s Commitment Amount relative to the aggregate Commitment Amounts of all Purchasers immediately following such admission) of all amounts previously funded to the Company by the existing Purchasers pursuant to Sections 3.1 and 3.2 of the Purchase Agreement as of the date hereof (the “Initial Funding Contribution”). The Additional Purchaser acknowledges and agrees that the Company shall use the proceeds of the Initial Funding Contribution to refund to the existing Purchasers the amounts funded by such existing Purchasers in excess of their reduced Commitment Amounts as a result of the admission of the Additional Purchaser, together with any accrued interest thereon.

3.	Equity Incentive Shares. The Additional Purchaser acknowledges and agrees that, provided this Joinder is executed and delivered within sixty (60) days following the issuance of the Initial Bridge Notes, the Additional Purchaser shall be entitled to receive its pro rata share of the Equity Incentive Shares in accordance with Section 3.5 of the Purchase Agreement, subject to the forfeiture and reallocation provisions set forth therein.

4.	Representations and Warranties. The Additional Purchaser hereby makes to the Company, as of the date hereof, each of the representations and warranties set forth in Section 6 of the Purchase Agreement.

5.	Rights and Benefits. Upon execution of this Joinder and acceptance by the Company, the Additional Purchaser shall be entitled to all of the rights and benefits of a Purchaser under the Purchase Agreement.

6.	Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

7.	Counterparts. This Joinder may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature), or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Additional Purchaser has executed this Joinder Agreement as of the date first written above.

ADDITIONAL PURCHASER:

By:

Name:

Title:

Address:

Email Address:

Commitment Amount: $ ___________

ACCEPTED AND AGREED:

Eos SENOLYTIX, Inc.

By:

Name:

Title: